                                                                   EXHIBIT 10.33


                               SECURITY AGREEMENT


         This Security Agreement (as amended, modified or otherwise supplemented from time to time, this "SECURITY AGREEMENT"), dated as of October 7, 2002, is executed by Vari-L Corporation, Inc., a Colorado corporation (together with its successors and assigns, "DEBTOR"), in favor of Sirenza Microdevices, Inc., a Delaware corporation as secured party (together with its successors and assigns, "SECURED PARTY").

                                    RECITALS

         A. Debtor and Secured Party have entered into a Loan Agreement, dated as of the date hereof, which provides up to $5.3 million in term loans (as amended, modified or otherwise supplemented from time to time, the "LOAN AGREEMENT").

         B. In order to induce Secured Party to extend the credit evidenced by the Loan Agreement, Debtor has agreed to enter into this Security Agreement and to grant Secured Party the security interest in the Collateral described below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

         1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

                  "COLLATERAL" has the meaning given to that term in Section 2 hereof.

                  "OBLIGATIONS" means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to the Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Loan Agreement, the Notes or any other Loan Document, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

                  "UCC" means the Uniform Commercial Code as in effect in the State of California from time to time (and each reference in this Security Agreement to an Article or Division thereof shall refer to that Article or Division as from time to time in effect); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code (including the Articles or Divisions thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Loan Agreement. Terms defined in the UCC and not otherwise defined herein shall have the respective meanings set forth in the UCC.


         2. Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a security interest of first priority, subject only to Permitted Liens, in all right, title and interests of Debtor in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the "COLLATERAL"). Notwithstanding the foregoing provisions of this Section 2, the pledge and grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include: "intent-to-use" trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise.

         3. Representations and Warranties. Debtor represents and warrants to Secured Party that:

                  (a) Collateral. (i) Except as set forth in Article 3.7 of the Disclosure Schedule (as defined in and attached to the Loan Agreement) (the "DISCLOSURE SCHEDULE") the Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (ii) upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (iii) all inventory has been (or, in the case of hereafter produced inventory, will be) produced in compliance with the Fair Labor Standards Act and all other material applicable laws; (iv) all accounts receivable and payment intangibles are bona fide and existing obligations; (v) the originals of all documents evidencing all accounts receivable and payment intangibles of Debtor and the only original books of account and records of Debtor relating thereto are, and will continue to be, kept at the chief executive office of Debtor set forth on Schedule B or at such other locations as Debtor may establish in accordance with Section 4(d), and (f) all information set forth in Schedules A and B hereto is true and correct.

                  (b) Intellectual Property. (i) Debtor does not own any patents, trademarks, copyrights or mask works registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office or any similar offices or agencies in any other country or any political subdivision thereof, other than those described on Schedule A hereto; (ii) Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to the trademarks shown on Schedule A and the goods and services covered by the registrations thereof and, such trademarks are valid and enforceable and in full force and effect; (iii) except as set forth in
Article 3.7 of the Disclosure Schedule, Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the patents shown on Schedule A, such patents are valid and enforceable and in full force and effect; (iv) Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the copyrights shown on Schedule A, such copyrights are valid and enforceable and in full force and effect; (v) Debtor has, except for Permitted Liens, the sole, full and encumbered right, title and interest in and to the mask works shown on Schedule A such mask works are valid and enforceable and in full force and effect; (vi) except as set forth in Article 3.6 of the Disclosure Schedule, there is no claim by any third party that any such patents, trademarks, copyrights or mask works are invalid and unenforceable or do or may violate the rights of any Person;
(vii) all licenses (other than non-exclusive licenses to end-users) of patents, trademarks, copyrights, mask works and trade secrets which Debtor has granted to any Person are set forth in Schedule A hereto; (viii) all licenses of patents, trademarks, copyrights, mask works and trade secrets which any Person has granted to

Debtor are set forth on Schedule A hereto, other than those licenses of patents, trademarks, copyrights, mask works and trade secrets consisting of "off the shelf" software or standard products; (ix) except as set forth in Article 3.7 of the Disclosure Schedule, Debtor has obtained from each employee who may be considered the inventor of patentable inventions (invented within the scope of such employee's employment) an assignment to Debtor of all rights to such inventions, including patents; and (x) Debtor has taken all reasonable steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets.

         4. Covenants Relating to Collateral. Debtor hereby agrees, except as otherwise permitted by the terms hereof or the terms of the Loan Agreement (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation of any Governmental Authority, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other Governmental Charges, unless contested in good faith and for which adequate reserves therefor are made in accordance with GAAP, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral, other than Permitted Liens; (d) without 30 days' written notice to Secured Party, (i) not to change Debtor's name or place of business (or, if Debtor has more than one place of business, its chief executive office), or the office in which Debtor's records relating to accounts receivable and payment intangibles are kept, (ii) not to change Debtor's state of incorporation, (iii) not to keep Collateral consisting of chattel paper at any location other than its chief executive office set forth in item 1 of Schedule B hereto, and (iv) not to keep Collateral consisting of equipment or inventory at any location other than the locations set forth in item 6 of Schedule B hereto, (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly to Secured Party all originals of Collateral consisting of instruments; (g) to appear in and defend any action or proceeding which may adversely affect its title to or Secured Party's interest in the Collateral; (h) if Secured Party gives value to enable Debtor to acquire rights in or the use of any Collateral, to use such value for such purpose; (i) to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time; (j) not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein except as otherwise permitted in the Loan Agreement, and to keep the Collateral free of all Liens except Permitted Liens; (k) if requested by Secured Party, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to Secured Party indicating that such chattel paper is subject to the security interest granted hereby; (l) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by Secured Party; (m) to comply with all material Requirements of Law relating to the production, possession, operation, maintenance and control of the Collateral (including the Fair Labor Standards Act); and (n) to permit Secured Party and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Debtor and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Debtor's affairs, finances and accounts with its directors, officers and independent public accountants.

         5. Covenants Regarding Intellectual Property. Debtor hereby agrees:

                  (a) Debtor will perform all acts and execute all documents, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, that may be necessary or desirable to record, maintain, preserve, protect and perfect Secured Party's interest in the Collateral, the Lien granted to Secured Party in the Collateral and the first priority of such Lien;

                  (b) Except to the extent that Secured Party gives its prior written consent:

                           (i) Debtor (either itself or through licensees) will
continue to use its material trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain such trademarks in full force and effect free from any claim of abandonment for nonuse, and Debtor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material trademark may become invalidated;

                           (ii) Debtor will not do any act or omit to do any act
whereby any material patent registrations may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Secured Party immediately if it knows of any reason or has reason to know that any material patent registration may become abandoned or dedicated; and

                           (iii) Debtor will not do any act or omit to do any
act whereby any material registered copyrights or mask works may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Secured Party immediately if it knows of any reason or has reason to know that any material copyright or mask work may become abandoned or dedicated to the public domain.

                  (c) Debtor will promptly (and in any event within 5 Business
Days) notify Secured Party upon the filing, either by Debtor or through any agent, employee, licensee or designee, of (i) an application for the registration of any patent, trademark, copyright or mask work with the Patent and Trademark Office or the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any patent or trademark, which Debtor may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any copyright or mask work, which Debtor may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof. Debtor will promptly (and in any event within 5 Business
Days) notify Secured Party of the registration of any patent, trademark, copyright or mask work with the Patent and Trademark Office or the Copyright office or any similar office or agency in any other country or any political subdivision thereof. Upon the request of Secured Party, Debtor shall execute and deliver any and all assignments, agreements, instruments, documents and papers as Secured Party may request to evidence Secured Party's security interest in such patent, trademark (and the goodwill and general intangibles of Debtor relating thereto or represented thereby), copyright or mask work, and Debtor authorizes Secured Party to amend an original counterpart of the applicable notice of security interest executed pursuant to Section 6(a) of this Security Agreement without first obtaining Debtor's approval of or signature to such amendment and to record such document with the Patent and Trademark Office or Copyright Office, as applicable.

                  (d) Debtor will take all necessary steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each material application and registration of the patents, trademarks, copyrights and mask works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted hereunder);

                  (e) While any Obligations are outstanding, Debtor shall (i) make application to the Patent and Trademark Office to register any material unpatented but patentable inventions developed by Debtor or its employees (within the scope of their employment), unless Debtor, in the exercise of its reasonable business judgment, deems any such patent not to have any significant commercial value or determines that its rights thereunder are better preserved as a trade secret; (ii) make application to the Patent and Trademark Office to register any registerable but unregistered material trademarks used by Debtor in connection with its products or services; and (iii) upon Secured Party's written request, make application to the Copyright Office to register any material unregistered copyright or mask work to which Debtor has rights;

                  (f) Debtor shall (i) use proper statutory notice in connection with its use of the material patents, trademarks, copyrights and mask works,
(ii) maintain consistent standards of quality in its manufacture of products sold under the trademarks or provision of services in connection with the trademarks, and (iii) take all steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets;

                  (g) Debtor agrees that if it learns of any use by any Person of any term or design likely to cause confusion with any material trademark, Debtor shall promptly notify Secured Party of such use and of all steps taken and to be taken to remedy any infringement of any material trademark; and

                  (h) Debtor shall maintain with each employee who may have access to the trade secrets of Debtor an agreement by which such employee agrees not to disclose such trade secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee's employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including patents and patent applications, to Debtor and further requiring such employee to cooperate fully with Debtor, its successors in interest, including Secured Party, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee's employment with Debtor or after the termination of such employment.

         6. Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Debtor relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (c) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Debtor agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

         7. Litigation and Other Proceedings. Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of Debtor or Secured Party to enforce any rights in the Collateral, including any license thereunder, in which event Debtor shall at the request of Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party in aid of such enforcement. If Secured Party elects not to bring suit to enforce any right under the Collateral, including any license thereunder, Debtor agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

         8. Default and Remedies.

                  (a) Default. Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

                  (b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, trade name, copyright, patent or technical process used by Debtor. Debtor hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Secured Party's rights hereunder, Debtor hereby grants to Secured Party an irrevocable, non-exclusive license (exercisable without royalty or other payment by Secured Party, but only in connection with the exercise of remedies hereunder) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Debtor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.


         9. Miscellaneous.

                  (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be made in accordance with Section 7.1 of the Loan Agreement.

                  (b) Nonwaiver. No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                  (c) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

                  (d) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that neither Secured Party nor Debtor may sell, assign or delegate their respective rights and obligations hereunder without the prior written consent of the other party hereto, except that Lender may assign or transfer, without Debtor's prior written consent, its respective rights and obligations under this Security Agreement in connection with the merger or consolidation of Lender with or into another Person.

                  (e) Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Loan Documents or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder. Debtor waives any right to require Secured Party to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

                  (f) Payments Free of Taxes, Etc. All payments made by Debtor under the Loan Documents shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Secured Party, Debtor shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

                  (g) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                  (h) Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

                  (i) Headings. Headings in this Security Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

                  (j) Plural Terms. All terms defined in this Security Agreement or any other Loan Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

                  (k) Construction. Each of this Security Agreement and the other Loan Documents is the result of negotiations among, and has been reviewed by, Debtor, Secured Party and their respective counsel. Accordingly, this Security Agreement and the other Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.

                  (l) Entire Agreement. This Security Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

                  (m) Other Interpretive Provisions. References in this Security Agreement and each of the other Loan Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto,
(b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Loan Document refer to this Security Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words of similar import when used in this Security Agreement or any other Loan Document shall not be construed to be limiting or exclusive.

                  (a) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.


                                          Vari-L Company, Inc.

                                          By: /s/ CHARLES R. BLAND
                                             ------------------------

                                          Name: Charles R. Bland

                                          Title: CEO

Agreed To:

Sirenza Microdevices

By: /s/ Gerald L. Quinnell
   -------------------------

Name: Gerald L. Quinnell

Title: EVP Business Development



                     [Signature Page to Security Agreement]

                                  ATTACHMENT 1

                              TO SECURITY AGREEMENT

         All right, title, interest, claims and demands of Debtor in and to the following property:

                  (i) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                  (ii) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor's books relating to any of the foregoing;

                  (iii) All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

                  (iv) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor (subject, in each case, to the contractual rights of third parties to require funds received by Debtor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's books relating to any of the foregoing;

                  (v) All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtor's books relating to the foregoing; and

                  (vi) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

                                   SCHEDULE A
                              TO SECURITY AGREEMENT

                                   COPYRIGHTS


Description                                Registration Date                       Registration No.
-----------                                -----------------                       ----------------

None.

                                     PATENTS

Title                                            Date Issued              Country                  Patent No.
-----                                            -----------              -------                  ----------
Wide Range Electronic Oscillator                 November 4, 1986         USA                      4,621,241

Wide Range Electronic Oscillator                                          Singapore                95  90657-4

Wide Range Electronic Oscillator                                          Hong Kong                821/1995

Wide Range Electronic Oscillator                                          Canada                   1,267,941

Wide Range Electronic Oscillator                                          United Kingdom           0,207,650

Wide Range Electronic Oscillator                                          Austria                  0,207,650

Wide Range Electronic Oscillator                                          Sweden                   86304343

Wide Range Electronic Oscillator                                          Belgium                  0,207,650

Wide Range Electronic Oscillator                                          Italy                    0,207,650

Wide Range Electronic Oscillator                                          France                   0,207,650

Wide Range Electronic Oscillator                                          Germany                  0,207,650

Wide Range Electronic Oscillator                                          Netherlands              0,207,650

Wide Range Electronic Oscillator                                          Switzerland              0,207,650

Multiple Single Layer Monolithic Passive
Integrated Circuits and Methods                  May 11, 1999             USA                      5,903,431

Oscillator Voltage Regulator                     October 7, 1997          USA                      5,675,478

Oscillator Voltage Regulator                                              Eurasian                 199900014

OSCILLATOR VOLTAGE REGULATOR                                              EPC APP. NO.             97924617.0

Oscillator Voltage Regulator                                              Australia                29998/97

Oscillator Voltage Regulator                                              Norway                   19990202

Oscillator Voltage Regulator                                              China                    97196418.1

Oscillator Voltage Regulator                                              Canada                   2,259,662

High Impedance Ratio Wideband Transformer
Circuit                                          April 8, 1997            USA                      2,619,172

High Impedance Ratio Wideband Transformer
Circuit                                                                   Australia                704537

High Impedance Ratio Wideband Transformer
Circuit                                                                   Canada                   2,231,832

Title                                            Date Issued              Country                  Patent No.
-----                                            -----------              -------                  ----------
High Impedance Ratio Wideband Transformer
Circuit                                                                   EPC                      96930789.1

High Impedance Ratio Wideband Transformer
Circuit                                                                   Brazil                   PI9610500-3

High Impedance Ratio Wideband Transformer
Circuit                                                                   China                    96197553.9

High Impedance Ratio Wideband Transformer
Circuit                                                                   Norway                   19981086

Unbalanced to Balanced High Impedance Ratio
Wideband Transformer Circuit                     April 21, 1998           USA                      5,742,213

Orthogonally Mounted Substrate Based Resonators  February 2, 1999         USA                      5,867,069

Orthogonally Mounted Substrate Based Resonators                           EPC                      98925304.2

Orthogonally Mounted Substrate Based Resonators                           China                    98805934.7

Orthogonally Mounted Substrate Based Resonators                           Singapore                9906005-5

Orthogonally Mounted Substrate Based Resonators                           Norway                   19996139

Orthogonally Mounted Substrate Based Resonators                           Australia                77289/98

Orthogonally Mounted Substrate Based Resonators                           Canada                   2,289,538

Oscillator Selectively Operable with a
Parallel Tuned or a Series Tuned Resonant
Circuit (Switched Mode Oscillator)               November 9, 1999         USA                      5,982,243

Continuously Adjustable Resonator                January 5, 1999          USA                      5,856,769

Continuously Adjustable Resonator                                         China                    98806014.0

Continuously Adjustable Resonator                                         EPC                      98926521.0

Continuously Adjustable Resonator                                         Canada                   2,293,357

Continuously Adjustable Resonator                                         Norway                   19996138

Continuously Adjustable Resonator                                         Australia                78340/98

Continuously Adjustable Resonator                                         Japan                    503159/99

Continuously Adjustable Resonator                                         Singapore                9906033-7

First and Second Oscillator Circuits Selectively
Coupled Through Passive Output Circuit to a Loan
(Passive Switched Oscl. Output Circuit)          December 19, 2000        USA                      5,999,061

Oscillator with Power Conservation Mode          December 19, 2000        USA                      6,163,228

                               PATENT APPLICATIONS


Title                                      Application Date                        Application No.
-----                                      -----------------                       ---------------
Ferrite Crystal Resonator Structure        11/29/01                                [_______]

                                   TRADEMARKS

Mark                                             Registration Date        Country                  Registration No.
----                                             -----------------        -------                  ----------------
VARI-L                                           March 17, 1998           USA                      2,144,712

VARI-L Trademark                                 March 10, 1998           USA                      2,142,727

VARI-L Trademark                                                          Korea                    457,609

VARI-L Trademark                                                          Australia                776,901

VARI-L Trademark                                                          Puerto Rico              44,792

VARI-L Trademark                                                          Norway                   196,837

VARI-L Trademark                                                          Israel                   124,416

VARI-L Trademark                                                          China                    1,417,320

VARI-L TRADEMARK                                                          COMMUNITY                001008978

VARI-L Trademark                                                          Canada                   528,046

VARI-L Trademark                                                          Hong Kong                00420

                             TRADEMARK APPLICATIONS

Mark                                             Application Date         Country                  Application No.
----                                             ----------------         -------                  ---------------
PLAMAG                                           January 30, 2001         USA                      78045586

                                   MASK WORKS

Description                                Registration Date                       Registration No.
-----------                                -----------------                       ----------------
None.

            LICENSES OF PATENTS, TRADEMARKS, COPYRIGHTS OR MASK WORKS
                (other than non-exclusive licenses to end-users)

                                   SCHEDULE B
                              TO SECURITY AGREEMENT

                                 DEBTOR PROFILE

1. NAME. The legal name of Debtor is and the address of its chief executive office is:

                           VARI-L COMPANY, INC.
                           4895 PEORIA STREET
                           DENVER CO 80239

2. ORGANIZATIONAL IDENTIFICATION NUMBER; FEDERAL EMPLOYER IDENTIFICATION NUMBER. The Debtor's organizational identification number in its state of incorporation is 01-65949-000 and Debtor's federal employer identification number is 06-0679347.

3. STATE OF INCORPORATION; PRIOR NAMES. Debtor was incorporated on June 27, 1985 in the state of Colorado. Since its incorporation Debtor has had the following legal names (other than its current legal name):

                                                   Date Debtor's Name
         Prior Name                                Was Changed From Such Name

         NONE

4. DEBTOR DOES BUSINESS UNDER THE FOLLOWING TRADE NAMES:

         Trade Name        Is This Name Registered?           Registration No.          Registration Date
         ----------        ------------------------           ----------------          -----------------
         NONE

5. PLACE OF BUSINESS. Debtor has the following places of business:

         Address                                                       Owner of Location
         -------                                                       -----------------
         11101 E. 51st Ave.                                            Kenneth L. & Jean M. Bettenhausen
         Denver, CO

         5165 Peoria Street                                            J.C. Enterprises
         Denver, CO

         4895 Peoria Street                                            Five K Investments
         Denver, CO

         4955 Peoria Street, Unit D                                    First Industrial, LP
         Denver, CO

6. ASSETS IN POSSESSION OF THIRD PARTIES. The following are names and addresses of all persons or entities other than Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

         Name              Mailing Address           County                     State
         ----              ---------------           ------                     -----
         NONE

7. QUALIFICATION TO DO BUSINESS. Debtor is qualified to do business in the following states: Colorado and Washington.

8. EXISTING SECURITY INTERESTS. Debtor's assets are subject to the following security interest of Persons other than the Collateral Agent:

         Assets                                      Name of Secured Party

         SEE ATTACHED

9. TAX ASSESSMENTS. The following tax assessments are currently outstanding and unpaid:

         Assessing Authority                         Amount and Description
         -------------------                         ----------------------
         State of Colorado                           Monthly use tax of approx. $3,000
         City of Denver                              Monthly use tax of approx. $1,000

10. GUARANTIES. Debtor has directly or indirectly guaranteed the following obligations of third parties:

         Creditor                           Amount                     Debtor
         --------                           ------                     ------
         Carolyn Kiser                      $94,113                    Joseph H. Kiser & David G. Sherman

11. SUBSIDIARIES. Debtor has the following subsidiaries (list jurisdiction and date of incorporation, federal employer identification number, type and value of assets): NONE

12. SECURITIES; INSTRUMENTS. The following is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by Debtor (provide name of issuer, whether certificated or uncertificated, certificate no. (if applicable), number of shares): NONE

13. BANK ACCOUNTS; SECURITIES ACCOUNTS: The following is a complete list of all bank accounts and securities accounts maintained by Debtor (provide name and address of depository bank (or brokerage firm), type of account and account number):

Name and Address                                             Type of Account                           Account Number
----------------                                             ---------------                           --------------
Wells Fargo Bank                                               Collateral                                850579707
1740 Broadway, Denver, CO

Wells Fargo Bank                                                Operating                                1010874603
1740 Broadway, Denver, CO

Wells Fargo Bank                                              Money Market                               1018061084
1740 Broadway, Denver, CO

Wells Fargo Bank                                        Controlled Disbursements                         8012700636
1740 Broadway, Denver, CO

                           EXISTING SECURITY INTERESTS

         Creditor                                Collateral
         --------                                ----------
         Glesby-Marks Corporation                Toyota Truck, VIN 4TAPM62N9WZ165382

         Dell Financial Services                 No. 245813-500 Computer Equipment

         Dell Financial Services                 No. 245813-502 Computer Equipment

         Dell Financial Services                 No. 245813-503 Computer Equipment

         Dell Financial Services                 No. 245813-507 Computer Equipment

         Dell Financial Services                 No. 245813-508 Computer Equipment

         Dell Financial Services                 No. 245813-509 Computer Equipment

         Dell Financial Services                 No. 245813-510 Computer Equipment

         Dell Financial Services                 No. 245813-511 Computer Equipment

         Dell Financial Services                 No. 245813-513 Computer Equipment

         Dell Financial Services                 No. 245813-514 Computer Equipment

         Dell Financial Services                 No. 245813-515 Computer Equipment

         Dell Financial Services                 No. 245813-517 Computer Equipment

         Dell Financial Services                 No. 245813-518 Computer Equipment

         Dell Financial Services                 No. 245813-521 Computer Equipment